UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006 (November 1, 2006)

DDS TECHNOLOGIES USA, INC.

(Exact Name of registrant as specified in its charter)

Nevada	1-15547	13-4253546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510 Boca Raton, Florida	33432
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2006, DDS Technologies USA, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Kerin Franklin, its V.P. of Business and Product Development. The Employment Agreement amends and restates in its entirety an earlier agreement entered into between the parties on May 15, 2003. Pursuant to the Employment Agreement, the Company has agreed to employ Ms. Franklin until May 15, 2008 on a part-time basis at an annual salary of $42,000 per year. Ms. Franklin will also receive a home office allowance and certain employee benefits offered by the Company. The Company has also agreed to reprice, from $5.00 to $1.00, 600,000 stock options held by Ms. Franklin as of the date of the Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement dated November 1, 2006 by and between DDS Technologies USA, Inc. and Kerin Franklin

99.2	DDS Technologies USA, Inc. Stock Option Plan Amended and Restated Stock Option Agreement dated November 1, 2006 by and between DDS Technologies USA and Kerin Franklin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: November 7, 2006	By:	/s/ Joseph N. Fasciglione
Joseph N. Fasciglione
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement dated November 1, 2006 by and between DDS Technologies USA, Inc. and Kerin Franklin

99.2	DDS Technologies USA, Inc. Stock Option Plan Amended and Restated Stock Option Agreement dated November 1, 2006 by and between DDS Technologies USA and Kerin Franklin